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                                                                    Exhibit 4.13




                              CONSULTING AGREEMENT
                                     BETWEEN
                             SECURFONE AMERICA, INC.
                                       AND
                                 TERRI A. WELLES


         THIS CONSULTING AGREEMENT (the "Agreement") is made and is effective as of October 1, 1997, by and between SECURFONE AMERICA, INC., a Delaware corporation (the "Corporation") and TERRI A. WELLES, an individual (the "Consultant") with reference to the following facts:

                                R E C I T A L S


         A. The Corporation is engaged in the business of providing prepaid cellular and landline telephone services.

         B. The Consultant has developed significant skill, expertise and goodwill in the field of media relations and marketing through the internet.

         C. The Corporation desires to retain the Consultant in the capacity of independent consultant on behalf of the Corporation to provide advisory and consulting services to the Corporation.

         D. The Consultant desires to accept such arrangement with the Corporation in such capacity and is willing to render such services to the Corporation, subject to the terms and conditions set forth herein.

         E. The Consultant has represented and warranted to the Corporation that the Consultant is free to enter into this Agreement and to perform all of the duties and obligations of the Consultant pursuant hereto.


                               A G R E E M E N T S

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.       INDEPENDENT CONTRACTOR RELATIONSHIP

         1.1 ENGAGEMENT. The Corporation hereby engages the Consultant, and the Consultant hereby accepts engagement with the

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Corporation, subject to all of the terms and conditions set forth in this
Agreement, during the term specified in Section 3, below, of this Agreement.

         1.2 RELATIONSHIP CREATED. For purposes of this Agreement, the relationship created between the Corporation and the Consultant shall be that of independent contractor, and not that of employer/employee, principal/agent, partner, joint venturers, vendor/vender, or otherwise. It is understood that each party to this Agreement is placing its trust and confidence in the other to perform all duties contained herein and to act in each other's best interests and thus create a reciprocal confidential relationship.

2.      DUTIES OF THE CONSULTANT

         2.1 GENERAL DUTIES. The Consultant shall do and perform all services, acts or things necessary or advisable to assist the media relations and internet advertising activities of the Corporation, subject always to the policy set by the Board of Directors and the President of the Corporation. In particular, the duties of the Consultant shall include the following:

                  (a) The Consultant shall advise the Corporation with respect to its relations with the media, for advertising, marketing and public relations purposes;

                  (b) The Consultant shall, at such times and in such manner as shall be determined by the Corporation, appear on behalf of the Corporation and shall act on behalf of the Corporation as a media representative and spokesperson of the Corporation, and, in such capacity, the Consultant shall permit the Corporation to use the name and likeness of the Consultant for public relations purposes (provided however, that the Corporation shall not be entitled to use the name or likeness of the Consultant for advertising or marketing purposes without the consent of the Consultant);

                  (c) The Consultant shall assist the Corporation in establishing, maintaining and exploiting a web site on the internet;

                  (d) The Consultant shall utilize her best efforts to develop new business for the Corporation;

                  (e) The Consultant shall advise the management of the Corporation of any breakdown or potential breakdown in relations with the media and shall attempt to ensure that corrective action is taken by the Corporation; and


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                  (f) The Consultant shall NOT enter into any contracts on
         behalf of the Corporation pursuant to which the Corporation shall be obligated to pay any money to any third party without the prior written approval of the Corporation.

         2.2 DEVOTION OF TIME. The Consultant shall devote such productive time, ability, and attention to the business of the Corporation as the Consultant shall determine in her sole discretion. During the term hereof, the Consultant may devote time to other business interests, provided however, that the Consultant shall not cause or permit any customer or account of the Corporation to be solicited for or on behalf of any other person engaged in competition with the Corporation.

         2.3 ADHERENCE TO RULES. The Consultant at all times during the term of this Agreement and in the performance her duties pursuant to this Agreement shall strictly adhere to and obey all of the rules and regulations of the Corporation now in effect or subsequently modified governing the conduct of representatives of the Corporation. Without limiting the generality of the foregoing, the Consultant expressly represents and warrants to the Corporation that the Consultant shall not engage in any activity, arrangement or transaction which violates any provision of Federal, State or local law.

         2.4 LOYAL PERFORMANCE. The Consultant agrees that, to the best of her ability and experience, she will at all times loyally and conscientiously perform all the duties and obligations either expressly or implicitly required of her by the terms of this Agreement.

  3.     TERM AND TERMINATION

         3.1 TERM. The term of this Agreement shall be for a period of one (1) year, provided that this Agreement may be terminated at any time by the Corporation or by the Consultant on written notice to the other, with or without cause.

         3.2 DUTIES UPON TERMINATION OF THIS AGREEMENT. Upon termination of this Agreement by either party:

                  (a) Neither party shall be released or discharged from any obligation, debt or liability which has previously accrued and remains to be performed as of the date of such termination;

                  (b) All compensation (as defined in Paragraph 4.1, below, of this Agreement), paid to the Consultant shall remain the property of the Consultant without any refund, proration or set-off; and

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                  (c) The Consultant shall return to the Corporation any and all physical embodiments of the trade secrets of the Corporation, including, but not limited to, any and all Information (as defined in Paragraph 6.1 below), which is in the possession of the Consultant or any third party to whom the Consultant have delivered such physical embodiment.

        4.        COMPENSATION OF THE CONSULTANT

                  4.1 IN GENERAL. As compensation for the services to be rendered by the Consultant hereunder, the Corporation shall issue and deliver to the Consultant TEN THOUSAND (10,000) fully paid and non-assessable shares of common capital stock (the "Shares") of the Corporation.

                  4.2 RESTRICTIONS ON THE SHARES. The Consultant acknowledges and agrees that: (i) the Shares, when issued by the Corporation, shall be subject to restrictions and limitations on transferability of the Shares pursuant to Federal and State securities laws; and (ii) the Consultant shall not sell, assign, transfer, hypothecate or convey the Shares without first complying with all applicable Federal and State securities laws.

                  4.3 VALUATION OF THE SHARES. The Consultant acknowledges and agrees that the Corporation has made no representations or warranties to the Consultant with respect to the current value of the Shares or with respect to any possible future value of the Shares. The Consultant further acknowledges and agrees that the Shares represent a speculative investment and that, in the event that the Shares decline in value, the Corporation (including, without limitation, its officers, directors, employees, shareholders, agents and representatives) shall have no obligation to pay any further or additional compensation to the Consultant pursuant to this Agreement.

        5.        RELATIONSHIP OF PARTIES

                  5.1 CONTRACTOR'S EXPENSES. During the term of this Agreement, the Consultant shall be an independent contractor with respect to the Corporation and shall not be an employee of the Corporation. Accordingly, the Consultant shall bear all of her own expenses in performing her services pursuant to this Agreement, including, without limitation, automobile, telephone, travel, office, telephone, business promotion, entertainment, taxes, insurance, and legal and accounting expenses. The Consultant shall not be entitled to any of the benefits provided by the Corporation to its employees, and the Consultant specifically waives, and agrees to indemnify and hold harmless the Corporation against, any claim including, without limitation, health or life insurance, vacation pay, sick pay, retirement or pension benefits, Social Security contributions, workers'

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compensation insurance, state disability insurance, F.I.C.A. or F.U.T.A. tax payments, reimbursement of business related expenses, welfare and pension benefits and obligations of the Corporation under the Employee Retirement Income Security Act of 1974, or other benefits of any kind customarily afforded to an employee. The Consultant acknowledges that she is aware of her obligations to pay payroll, self-employment, income, license, franchise and other taxes, and the Consultant agrees to pay all such taxes as required by law and to indemnify and hold harmless the Corporation from and against any claim, expense, loss, liability or damage relating thereto.

                    5.2 INDEPENDENCE OF PARTIES. No agency, employment, partnership or joint venture is intended to be created by this Agreement. Each party hereto shall refrain from making any representation tending to create an apparent agency, employment, partnership or joint venture relationship between the parties. Neither the Consultant nor any of her employees, agents or subcontractors shall have any claim against the Corporation for any compensation or remuneration except as otherwise provided in paragraph 4.1, above of this Agreement.

         6.       PROPRIETARY INTERESTS AND RIGHTS OF THE CORPORATION

                  6.1 TRADE SECRETS AND CONFIDENTIAL INFORMATION. Upon termination of his Agreement by either party for any reason whatsoever (or for no reason), the Consultant shall immediately surrender and deliver to the Corporation all property belonging to the Corporation (excluding the Shares, which shall constitute the property of the Consultant), including, without limitation, policies, procedures, operating manuals, business practices, forms, contracts, customer lists, pricing schedules and other information which will be used in operating the Corporation's business and which are a trade secret nature or confidential information (collectively, the "Information"), it being understood by the Consultant that the Information and any documents or instruments evidencing the Information are and have always been the exclusive property of the Corporation and that the Consultant shall not make or use any copies thereof.

                  6.2 REMEDIES FOR BREACH. The Consultant agrees that the remedy at law for any breach of the foregoing Paragraph 6.1 will be inadequate, and that the Corporation shall be entitled, in addition to any other remedies it may have under this Agreement or at law, to injunctive and other equitable relief against the Consultant for any such breach.



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7.       REPRESENTATIONS OF CONTRACTOR

         7.1 REPRESENTATIONS AND WARRANTIES OF CONTRACTOR. The Consultant represents and warrants to the Corporation as follows:

                  (a) The Consultant has all right, power and authority to enter into this Agreement and to perform all of her obligations pursuant hereto without the consent or approval of any other person.

                  (b) The Consultant is not subject to or a party to any covenant or agreement not to compete with any third party in connection with the business of the Corporation or to refrain from soliciting or servicing any business in connection with such business.

                  (c) In performing her obligations pursuant to this Agreement, the Consultant will not be violating the terms of any agreement, understanding, covenant, obligation, law, rule or undertaking, whether oral or written, express or implied, to which the Consultant is subject.

                  (d) In performing her obligations pursuant to this Agreement, the Consultant shall not knowingly utilize or exploit in any way any policies, procedures, operating manuals, business practices, forms, contracts, customer lists, pricing schedules or similar property belonging to any other person, firm or entity without the express written consent of such other person, firm or entity.

         7.2 REPRESENTATIONS TO SURVIVE. The representations and warranties set forth in this Section 7 shall be true and correct as of the date of this Agreement and throughout the entire term of this Agreement and shall survive termination of this Agreement. All of the representations and warranties set forth in this Section 7 have been made by the Consultant after conferring with legal counsel of her choice.

8.       GENERAL PROVISIONS

         8.1 SEVERABILITY. The invalidity of any provision of this Agreement, as determined by a Court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         8.2 WAIVERS AND CONSENT. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof, or of any subsequent breach of the same or any other provision. Consent to or approval by either party of any action shall not be deemed to


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render unnecessary the obtaining of such party's consent to or approval of any subsequent acts.

         8.3 HEADINGS. The headings of Sections, paragraphs and subparagraphs in this Agreement are for convenience and reference only, and they in no way define, limit, or describe the scope or intent of this Agreement or of the provisions of such Sections, paragraphs or subparagraphs.

         8.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior negotiations, agreements, statements of understanding, presentations, and proposals of the parties. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by the Corporation and the Consultant. The Consultant acknowledges that she has been advised by independent counsel of her choice prior to entering into this Agreement.

         8.5 NOTICES. Any written notice, demand, request or other communication required or permitted to be given hereunder shall be in writing and may be served personally or by registered mail, postage prepaid, and return receipt request, addressed as follows:

IF TO THE CORPORATION:              William Stueber, President
                                    Securfone America, Inc.
                                    5850 Oberlin Drive, Suite 220
                                    San Diego, CA  92121

IF TO THE CONSULTANT:               Ms. Terri A. Welles
                                    12992 Carmel Creek Road #163
                                    San Diego, CA  92130-2132

or to such other address as such party may have advised the other parties to this Agreement in writing. Any such notice shall be deemed to have been given as of the date so delivered, if delivered personally, or as of the third (3RD) business day following the date of deposit in the United States mail.

         8.6 ASSIGNABILITY; BINDING EFFECT. The Consultant shall not be entitled to delegate any of her duties hereunder without the prior written consent of the Corporation, and any attempted delegation in violation hereof shall be void and ineffectual. This Agreement shall bind and inure to the parties, their personal representatives, successors and permitted assigns.

         8.7 ARBITRATION. The parties hereby agree to use their best efforts to resolve any differences that may arise pursuant to the performance of their obligations under this Agreement. In the event that any such differences cannot be resolved, the


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subject matter of such dispute between the parties shall be submitted to final and binding arbitration by the American Arbitration Association in San Diego County, State of California, in accordance with the commercial rules then existing of the American Arbitration Association. In any such arbitration proceeding, the parties shall have the same rights of discovery as they would have pursuant to the California Civil Discovery Act as if an action were filed in the California Superior Court. Notwithstanding any provision to the contrary set forth herein, the Corporation shall be entitled to seek injunctive relief against the Consultant from a court of competent jurisdiction if the Consultant violates or attempts to violate any of the covenants, conditions, terms and provisions of this Agreement.

         8.8 ATTORNEYS' FEES. If either party brings an arbitration proceeding or an action for judicial review or enforcement of the arbitration proceedings, award or decision, or of this Agreement, the prevailing party in any such arbitration or action, on trial and/or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the non-prevailing party as fixed by the arbitrator or the court, as the case may be.

         8.8 FURTHER ASSURANCES. Each of the parties agrees to execute, acknowledge and deliver such further instruments and documents and to do all such further acts as may be necessary and proper to carry out and effectuate the terms of this Agreement.

         8.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart signed by the party who is to be charged with it.

         8.10 PRONOUNS, PLURALITY. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons, entity or entities, may require. As used herein, the singular shall constitute the plural and the plural shall constitute the singular where appropriate.

         8.11 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         8.12 AUTHORIZED SIGNATORY. The person executing this Agreement on behalf of the Corporation hereby represents and warrants to the Consultant that he is the duly authorized representative of the Corporation and that the Corporation has taken all necessary corporate action to ratify and approve the execution of this Agreement in accordance with its terms.


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         8.13 SURVIVAL OF PROVISIONS. Each of the covenants, agreements, representations and warranties contained herein shall, to the extent applicable, survive the termination of this Agreement.

         8.14 INTERPRETATION OF AGREEMENT. This Agreement shall be interpreted as if it were prepared by both of the parties hereto and no rule of construction shall be applied with respect to either party as the preparer of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, consisting of 9 pages, including this page, as of the date set forth at the beginning of this Agreement.

                                   THE CORPORATION: SECURFONE AMERICA, INC., a Delaware corporation


                                   By: /S/ WILLIAM STUEBER
                                      ----------------------------
                                   William Stueber, President

                                   THE CONSULTANT:

                                   /S/ TERRI WELLES
                                   -------------------------------
                                   TERRI A. WELLES


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